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                                                                   EXHIBIT 10.58


                              AMENDED AND RESTATED
                                 PROMISSORY NOTE
                                   (Term Loan)


 THIS NOTE AMENDS AND RESTATES, WITHOUT NOVATION OR SATISFACTION, THAT CERTAIN
         NOTE IN THE AMOUNT OF $3,972,900.87, DATED SEPTEMBER 25, 2000.

$3,374,000.00                                     Note No.: _________________

                                                  Farmington Hills, Michigan



Due Date: SEPTEMBER 30, 2004                      Dated: NOVEMBER 29, 2001
                                                  EFFECTIVE SEPTEMBER 30, 2001

         FOR VALUE RECEIVED, the undersigned, jointly and severally (the "Borrower"), promise to pay to the order of STANDARD FEDERAL BANK N.A., F/K/A MICHIGAN NATIONAL BANK, a national banking association (the "Bank"), at any office of the Bank located in the State of Michigan or at such other place as Bank may designate in writing, the principal sum of THREE MILLION THREE HUNDRED SEVENTY FOUR THOUSAND AND 00/100 DOLLARS ($3,374,000.00), with interest as hereinafter provided, all in lawful money of the United States of America. The unpaid principal balance of this promissory note ("Note") shall bear interest computed on the basis of the actual number of days elapsed in a year consisting of 360 days, at a rate of interest (the "Effective Interest Rate") which is equal to ONE percent (1.0%) per annum in excess of that rate of interest established by the Bank as its PRIME rate (the "Index"), as such Index may vary from time to time. Borrower understands and agrees that the Effective Interest Rate payable to Bank under this Note shall be determined by reference to the Index, and not by reference to the actual rate of interest charged by the Bank to any particular borrower(s). If the Index shall be increased or decreased, the Effective Interest Rate under this Note shall be increased or decreased by the same amount, effective the day of each increase or decrease in the Index.

         This Note shall be paid to the Bank as follows:

         In consecutive payments of ONE HUNDRED TWO THOUSAND SIX HUNDRED FORTY FIVE AND 14/100 DOLLARS ($102,645.14) each including interest accrued
         to the date of such payment, commencing on the 1ST day of JANUARY   ,
         2002 and continuing on the 1ST day of each MONTH thereafter, until the Due Date, upon which date the entire unpaid principal balance of this Note and all accrued and unpaid interest shall be due and payable to Bank in full.

         If this Note provides for installment payments of principal and interest and a variable interest rate, then upon any change in the Effective Interest Rate, upwards or downwards, the installment payments due under this Note shall be adjusted by the Bank, as of the next installment due date after the Effective Interest Rate change, to maintain amortization of the unpaid principal balance of this Note over the original amortization period.

         Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrowers assumption of these risks. Borrower shall not be required to pay interest at a rate greater than the maximum allowed by law and any interest payment received by Bank which exceeds the maximum legal rate shall be automatically credited upon the unpaid principal balance of this Note. If the Bank determines the Effective Interest Rate is, or may be, usurious or otherwise limited by law, the unpaid balance of this Note shall, at Bank's option, become immediately due and payable.

         This Note may be prepaid at any time without. All partial prepayments shall be applied against the last accruing installment or amount due under this Note and no partial prepayments shall affect the obligation of Borrower to continue making all payments specified in this Note until the entire unpaid principal and all accrued interest shall have been paid in full. All payments received shall, at the option of the Bank, first be applied against accrued and unpaid interest and the balance against principal.

         Upon the occurrence of any of the following events ("Events of Default") the Bank, at its option, and without notice to Borrower, may declare the entire unpaid principal balance of this Note, all accrued interest, and all other indebtedness of Borrower to Bank, to be immediately due and payable: (a) failure to pay any principal or interest payment to Bank when due; (b) any statement, warranty, or representation of Borrower or any guarantor made in this Note, the Related Documents, or in any financial statement now or hereafter furnished to the Bank by or on behalf of the Borrower or any guarantor, is false or misleading; (c) breach of any covenant, term, condition, or agreement stated in this Note or in any of the Related Documents by Borrower or any guarantor;
(d) Borrower or any guarantor ceases doing business or Borrower's or any guarantors existence is terminated by death, sale, dissolution, merger or otherwise; (e) any conveyance is made of substantially all of Borrower's assets, any assignment is made for the benefit of creditors, any receiver is appointed for Borrower, or any insolvency, liquidation or reorganization proceeding is filed by or against Borrower under the Bankruptcy Code or otherwise; (f) any attachment, execution, levy, forfeiture, tax lien, or similar writ or process is issued against any of Borrower's property; (g) any felony criminal proceeding is brought against Borrower, Borrower's management, or any guarantor; (h) Bank determines the interest rate charged by Bank on any loan to Borrower is usurious or otherwise unlawful or limited; (i) any material adverse change occurs or is imminent, the effect of which would be to substantially diminish Borrower's or any guarantor's financial condition, business, ability to perform their agreements with Bank, or the value of any collateral securing Borrower's indebtedness and other obligations to the Bank; (j) any other Borrower indebtedness to the Bank or any other creditor remains unpaid after acceleration of the maturity or after the maturity stated.

         Upon the occurrence of any Event of Default or upon non-payment of this Note after demand, the unpaid principal balance of this Note shall bear interest at a rate which is two percent (2%) greater than the Effective Interest Rate otherwise applicable. If any payment due under this Note is not paid within ten
(10) days after the date due, then, at the option of the Bank, a late charge of not more than five cents ($0.05) for each dollar of the installment past due may be charged by Bank. Borrower agrees to pay all of Bank's costs incurred in the collection of this Note, including reasonable attorney fees.

         Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Borrower's failure to pay the entire amount due shall be an Event of Default. Borrower and all guarantors hereof do hereby (i) jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest or protest of this Note, any defenses under 3-605 of the Michigan Uniform Commercial Code, the release of any collateral or part thereof, with or without substitution, and Bank diligence in collection or bringing suit, and (ii) consent to any and all extensions of time, renewals, waivers, or modifications as may be granted by Bank with respect to payment or any other provisions of this Note. The liability of the Borrower under this Note shall be absolute and unconditional, without



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regard to the liability of any other party. This Note shall be deemed to have been executed in, and all rights and obligations hereunder shall be governed by, the laws of the State of Michigan.

         This Note evidences a Loan made under the terms of a Business Loan Agreement dated SEPTEMBER 25, 2000, AS AMENDED BY AMENDMENT OF BUSINESS LOAN AGREEMENT DATED NOVEMBER 29, 2001, EFFECTIVE SEPTEMBER 30, 2001 (THE "LOAN AGREEMENT), AND IS SECURED BY:

         > SECURITY AGREEMENT DATED SEPTEMBER 25, 2000.

         Reference is hereby made to the document(s) and other agreement(s) described above (the "Related Documents") for additional terms and conditions relating to this Note.


                                      BORROWER


                                      UNITED AMERICAN HEALTHCARE
                                      CORPORATION,
                                      A MICHIGAN CORPORATION


BORROWER ADDRESS:

1155 BREWERY PARK BLVD. SUITE 200     By: /s/ GREGORY MOSES
DETROIT, MICHIGAN 48207                   --------------------------------------
                                              GREGORY MOSES
                                      Its:    PRESIDENT & CHIEF EXECUTIVE
                                              OFFICER

                                      AND


                                      By: /s/ WILLIAM E. JACKSON, II
                                          --------------------------------------
                                              WILLIAM E. JACKSON, II
                                      Its:    CHIEF FINANCIAL OFFICER

                                      Tax ID No.: 38-2526913
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